                                                                    Exhibit 99.1

                     [Letterhead of McKonley & Asbury, LLP]

                          INDEPENDENT AUDITOR'S REPORT

JoEl, Inc.
Elizabethtown, Pennsylvania

We have audited the accompanying  balance sheet of JoEl, Inc. (d/b/a Simon Candy
Company and  Pharmaloz)  (an S  Corporation)  as of December 31,  2003,  and the
related  statements of operations and retained earnings,  comprehensive  income, and cash  flows for the year then  ended.  These  financial  statements  are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material  respects,  the  financial  position of JoEl,  Inc. at December 31,
2003,  and the  results of its  operations  and its cash flows for the year then ended in conformity with accounting  principles generally accepted in the United
States of America.

/s/ MCKONLY & ASBURY, LLP

Harrisburg, Pennsylvania
February 20, 2004